Exhibit 10.1

SYNCHRONOSS TECHNOLOGIES, INC.

2017 NEW HIRE EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE DECEMBER 15, 2017)

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9.5	Form and Time of Settlement of Stock Units	7
9.6	Death of Recipient	7
9.7	Modification or Assumption of Stock Units	7
9.8	Creditors’ Rights	7

ARTICLE 10. CHANGE IN CONTROL		7
10.1	Acceleration	7

ARTICLE 11. PROTECTION AGAINST DILUTION		7
11.1	Adjustments	7
11.2	Dissolution or Liquidation	8
11.3	Reorganizations	8

ARTICLE 12. LIMITATION ON RIGHTS		9
12.1	Retention Rights	9
12.2	Stockholders’ Rights	9
12.3	Regulatory Requirements	10

ARTICLE 13. TAXES		10
13.1	General	10
13.2	Share Withholding	10
13.3	Section 409A Matters	10
13.4	Limitation on Liability	10

ARTICLE 14. FUTURE OF THE PLAN		11
14.1	Term of the Plan	11
14.2	Amendment or Termination	11
14.3	Stockholder Approval	11

ARTICLE 15. DEFINITIONS		11

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SYNCHRONOSS TECHNOLOGIES, INC.

2017 NEW HIRE EQUITY INCENTIVE PLAN

ARTICLE 1.             INTRODUCTION.

The Plan was adopted by the Committee on December 15, 2017 and does not require approval of the Company’s stockholders.  The Plan is intended to be exempt from the stockholder approval requirements under the “inducement grant exception” provided by Nasdaq Listing Rule 5635(c)(4).  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) providing for the attraction and retention of Eligible Employees with exceptional qualifications, (b) encouraging Eligible Employees to focus on critical long-range objectives, and (c) linking Eligible Employees directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may only constitute NSOs) or SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 2.             ADMINISTRATION.

2.1          Committee Composition.  The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)           Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b)           Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c)           Any other requirements imposed by applicable law, regulations or rules.

2.2          Committee Responsibilities.  The Committee shall (a) select the Eligible Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board.  Notwithstanding the foregoing, all Awards granted to Eligible Employees must be approved either by a majority of Independent Directors or by the Company’s independent Compensation Committee.  Promptly following the grant of an Award hereunder, the Committee shall cause to be disclosed in a press release the materials terms of the Award, including the recipient(s) of the Award and the number of Common Shares subject to the Award, subject to any aggregated disclosure permitted by Nasdaq.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3          Committee for Non-Officer Grants.  The Board may also appoint a sub-committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.             SHARES AVAILABLE FOR GRANTS.

3.1          Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  Subject to Article 11, the aggregate number of Common Shares issued under the Plan shall not exceed (a) 1,500,000 Common Shares; plus (b) the additional Common Shares described in Section 3.2.  The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan.  Subject to Section 3.2, the number of Common Shares that may be awarded under the Plan shall be reduced by one share for every Award under the Plan.

3.2          Shares Returned to Reserve.  If Options, SARs or Stock Units under this Plan are forfeited, settled in cash (in whole or in part), or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs or Stock Units shall again become available for Awards under this Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options under this Plan are forfeited or reacquired by the Company, then such Common Shares shall again become available for Awards under this Plan.  The following Common Shares shall not be added back to the number of shares available for Awards under Section 3.1: (i) shares tendered by a Participant or withheld by the Company in payment of the exercise price of an option under this Plan or to satisfy any tax withholding obligation with respect to a stock award granted under this Plan; (ii) shares subject to a stock appreciation right under this Plan that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iii) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an option granted under this Plan.

ARTICLE 4.             ELIGIBILITY.

Awards under the Plan may only be granted to Eligible Employees.

ARTICLE 5.             OPTIONS.

5.1          Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify that the Option is an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.  A Stock Option Agreement may not provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2          Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11.

5.3          Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4          Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that no Option shall have a term that exceeds 7 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5          Modification or Assumption of Options.  Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustment provided in Article 11, neither the Committee nor any other person may (a) decrease the exercise price of any outstanding Option after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding Option to the Company in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another Award the effect of which is to reduce the exercise price of any outstanding Option, or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

5.6          Buyout Provisions.  Except to the extent prohibited by Section 5.5, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.             PAYMENT FOR OPTION SHARES.

6.1          General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2          Exercise/Sale.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.3          Other Forms of Payment.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.             STOCK APPRECIATION RIGHTS.

7.1          SAR Agreement.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2          Number of Shares.  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11.

7.3          Exercise Price.  Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

7.4          Exercisability and Term.  Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 7 years from the date of grant.  A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.  A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5          Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6          Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.  Notwithstanding anything in this Plan to the contrary, and except for the adjustment provided in Articles 10 and 11, neither the Committee nor any other person may: (a) decrease the exercise price of any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Company in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another Award the effect of which is to reduce the exercise price of any outstanding SAR, or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of The Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

ARTICLE 8.             RESTRICTED SHARES.

8.1          Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2          Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services.  If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.

8.3          Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.  The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to employment termination after a Change in Control.

8.4          Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, however, that holders of Restricted Shares shall not be entitled to receive dividends with respect to Restricted Shares that are unvested as of the record date for determining which stockholders are entitled to receive such dividends.  In addition, the Board or the Committee may require that the holders of Restricted Shares invest in additional Restricted Shares any cash dividends received with respect to vested Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.             STOCK UNITS.

9.1          Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2          Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3          Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee.  A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.  The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to employment termination after a Change in Control.  In addition, acceleration of vesting may be required under Section 10.1.

9.4          Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5          Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

9.6          Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7          Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

9.8          Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.          CHANGE IN CONTROL

10.1        Acceleration.  The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control.

ARTICLE 11.          PROTECTION AGAINST DILUTION.

11.1        Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of

Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:

(a)           The number of Common Shares available for grant pursuant to Options, SARs, Restricted Shares and Stock Units under Article 3;

(b)           The limitation set forth in Section 3.1;

(c)           The number of Common Shares covered by each outstanding Option and SAR;

(d)           The Exercise Price under each outstanding Option and SAR; or

(e)           The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing.  Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2        Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3        Reorganizations.  In the event that the Company is a party to a Change in Control, all outstanding Awards shall be subject to the definitive transaction agreement.  Such agreement shall provide for one or more of the following:

(a)           The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)           The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code.

(c)           The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code.

(d)           Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs.  The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such Change in Control Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of Change in Control, unless (i) a shorter period is required to permit a timely closing of such Change in control and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs.  Any exercise of such Options and SARs during such period may be contingent on the closing of such Change in Control.

(e)           The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such Change in Control over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested.  Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested.  If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees.  For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)            The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such Change in Control.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested.  Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested.  For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 12.          LIMITATION ON RIGHTS.

12.1        Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director, or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

12.2        Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her

Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3        Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13.          TAXES.

13.1        General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2        Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date they are withheld or surrendered.

13.3        Section 409A Matters.  Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A.  To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise.  A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

13.4        Limitation on Liability.  Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 14.          FUTURE OF THE PLAN.

14.1        Term of the Plan.  The Plan, as set forth herein, shall become effective on December 15, 2017.  The Plan shall remain in effect until the earlier of (a) the date the Plan is terminated under Section 14.2, or (b) the 10th anniversary of the date the Committee adopted the Plan.

14.2        Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

14.3        Stockholder Approval.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules, including the listing requirements of the primary securities exchange or over-the-counter market where the Common Shares are listed for trading.

ARTICLE 15.          DEFINITIONS.

15.1        “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2        “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

15.3        “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4        “Change in Control” means:

(a)           The consummation of a Change in Control of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)           The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)           A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)            Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii)           Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original

Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)           Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.5        “Code” means the Internal Revenue Code of 1986, as amended.

15.6        “Committee” means a committee of the Board, as described in Article 2.

15.7        “Common Share” means one share of the common stock of the Company.

15.8        “Company” means Synchronoss Technologies, Inc., a Delaware corporation.

15.9        “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

15.10      “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.11      “Eligible Employee” means an Employee newly employed by the Company, a Parent, a Subsidiary, or an Affiliate; provided, however, that either (i) such person was not previously an Employee or a director of the Company, a Parent, a Subsidiary, or an Affiliate, or (ii) such person enters into an employment relationship with the Company, a Parent, a Subsidiary, or an Affiliate following a bona fide period of non-employment.

15.12      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.13      “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

15.14      “Fair Market Value” means the market price of one Common Share, determined by the Committee in good faith on such basis as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

15.15      “Independent Director” means an Outside Director who is an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2).

15.16      “NSO” means a stock option not described in sections 422 or 423 of the Code.

15.17      “Option” means an NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.18      “Optionee” means an individual or estate holding an Option or SAR.

15.19      “Outside Director” means a member of the Board who is not an Employee.

15.20      “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.21      “Participant” means an individual or estate holding an Award.

15.22      “Plan” means this Synchronoss Technologies, Inc. 2017 New Hire Equity Incentive Plan, as amended from time to time.

15.23      “Restricted Share” means a Common Share awarded under the Plan.

15.24      “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.25      “SAR” means a stock appreciation right granted under the Plan.

15.26      “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

15.27      “Service” means service as an Employee, Outside Director or Consultant.

15.28      “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.29      “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

15.30      “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

15.31      “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Synchronoss Technologies, Inc.
ID:
%%OPTION_TYPE_LONG%-% Agreement	200 Crossing Boulevard
Bridgewater, NJ 08807

%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%	Grant Number: Plan: ID:	%%OPTION_NUMBER%-% %%EQUITY_PLAN%-% %%EMPLOYEE_IDENTIFIER%- %

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions in the %%EQUITY_PLAN%-% Stock Plan and the %%EQUITY_PLAN%-% Option Agreement, as follows:

Date of Grant:	%%OPTION_DATE,‘MM/DD/YYYY’%-%

Vesting Commencement Date:	%%HIRE_DATE%-%

Exercise Price Per Share:	%%OPTION_PRICE,‘$999,999,999.9999’%-%

Total Number of Options Granted:	%%TOTAL_SHARES_GRANTED,‘999,999,999’%-%

Total Exercise Price:	%%TOTAL_OPTION_PRICE,‘$999,999,999.99’%-%

Type of Option:	%%OPTION_TYPE_LONG%-%

Expiration Date of Option:	%%EXPIRE_DATE_PERIOD1,‘MM/DD/YYYY’%-%

The shares shall vest with respect to the first 25% of the shares when the individual completes 12 months of continuous service after the vesting commencement date.  The shares shall vest with respect to an additional 1/48th of the shares when you complete each month of continuous service thereafter.

Recipient understands and agrees that the %%OPTION_TYPE_LONG%-% is granted subject to and in accordance with the terms of the Company’s %%EQUITY_PLAN%-% (the “Plan”).  Recipient further agrees to be bound by the terms of the Plan and the terms of the

%%OPTION_TYPE_LONG%-% as set forth in the %%OPTION_TYPE_LONG%-% Agreement and any Addenda to such %%OPTION_TYPE_LONG%-% Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.  IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF.  HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

No Employment or Service Contract. Nothing in this Notice or in the attached %%OPTION_TYPE_LONG%-% Agreement or in the Plan shall confer upon Recipient any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Recipient) or of Recipient, which rights are hereby expressly reserved by each, to terminate Recipient’s Service at any time for any reason, with or without cause.

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the %%OPTION_TYPE_LONG%-% Agreement.

Synchronoss Technologies, Inc.

Glenn Lurie

CEO

2

SYNCHRONOSS TECHNOLOGIES, INC.

2017 NEW HIRE EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment	This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code or a non-statutory stock option, as provided in the Notice of Stock Option Grant.

Vesting

This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This option will in no event become exercisable for additional shares after your Service has terminated for any reason. For purposes of this Agreement, “Service” means your service as an Employee, Outside Director or Consultant.

Term

This option expires in any event at the close of business at Company headquarters on the Expiration Date shown in the Notice of Stock Option Grant, which is not later than the day before the 7th anniversary of the Date of Grant. (It will expire earlier if your Service terminates, as described below.)

Regular Termination

If your Service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your Service terminates for this purpose.

Death	If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability

If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time

For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service

3

Work

terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•      Your personal check, a cashier’s check or a money order.

•      Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

•      Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by

4

signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. With the Company’s consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale

You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights

Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. Capitalized terms not otherwise defined in this Agreement shall be defined

5

as set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

6

Synchronoss Technologies, Inc.
ID:
%%OPTION_TYPE_LONG%-% Agreement	200 Crossing Boulevard
Bridgewater, NJ 08807

%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%	Grant Number: Plan: ID:	%%OPTION_NUMBER%-% %%EQUITY_PLAN%-% %%EMPLOYEE_IDENTIFIER%- %

You have been granted an award of Common Stock of the Company, subject to the terms and conditions in the %%EQUITY_PLAN%-% Stock Plan and the %%EQUITY_PLAN%-% Restricted Stock Agreement, as follows:

Date of Grant:	%%OPTION_DATE,‘MM/DD/YYYY’%-%

Market Value:	%%MARKET_VALUE,‘$999,999,999.9999’%-%

Total Number of Shares Granted:	%%TOTAL_SHARES_GRANTED,‘999,999,999’%-%

Type of Award	%%OPTION_TYPE_LONG%-%

The shares shall vest with respect to the first 25% of the shares when the individual completes 12 months of continuous service after the vesting commencement date.  The shares shall vest with respect to an additional 1/16th of the shares when the individual completes each three months of continuous service thereafter.

Recipient understands and agrees that the %%OPTION_TYPE_LONG%-% is granted subject to and in accordance with the terms of the Company’s %%EQUITY_PLAN%-% (the “Plan”).  Recipient further agrees to be bound by the terms of the Plan and the terms of the %%OPTION_TYPE_LONG%-% as set forth in the %%OPTION_TYPE_LONG%-% Agreement and any Addenda to such %%OPTION_TYPE_LONG%-% Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

No Employment or Service Contract. Nothing in this Notice or in the attached %%OPTION_TYPE_LONG%-% Agreement or in the Plan shall confer upon Recipient any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining

Recipient) or of Recipient, which rights are hereby expressly reserved by each, to terminate Recipient’s Service at any time for any reason, with or without cause.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.  IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF.  HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the %%OPTION_TYPE_LONG%-% Agreement.

Synchronoss Technologies, Inc.

Glenn Lurie
CEO

SYNCHRONOSS TECHNOLOGIES, INC.

2017 NEW HIRE EQUITY INCENTIVE PLAN:

RESTRICTED STOCK AGREEMENT

Payment for Shares

No payment is required for the shares that you are receiving, except for satisfying any withholding taxes that may be due as a result of the grant of this award or the vesting or transfer of the shares.

Vesting

The shares will vest in installments, as shown in the Notice of Restricted Stock Award.  No additional shares will vest after your service as an employee, consultant or outside director of the Company or a parent or subsidiary of the Company (“Service”) has terminated for any reason.

Shares Restricted

Unvested shares will be considered “Restricted Shares.”  You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares without the written consent of the Company, except as provided in the next sentence.  You may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren.  However, a transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

Forfeiture

If your Service terminates for any reason, then your Restricted Shares will be forfeited to the extent that they have not vested as of the termination of your Service.  This means that any Restricted Shares that have not vested under this Agreement will immediately revert to the Company.  You receive no payment for Restricted Shares that are forfeited.

The Company determines when your Service terminates for this purpose.

Leaves of Absence and Part-Time Work

For purposes of this grant, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave.  But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting dates specified above may be adjusted in accordance with the Company’s written leave of absence policy (as in effect for similarly situated employees) or the terms of your leave.  If you commence working on a part-time basis, then the vesting dates specified above may be adjusted in accordance with the Company’s written part-time work policy (as in effect for similarly situated employees) or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Voting Rights	You may vote your shares even before they vest.

Stock Certificates

The Company will hold your Restricted Shares for you.  After shares have vested, a stock certificate for those shares will be released to a broker for your account.  The Company will select the broker at its discretion.

Withholding Taxes

You will be required to pay all withholding taxes that become due as a result of this grant or the vesting of the shares.  You may direct the Company to deduct the withholding taxes from any cash compensation payable to you, or you may pay the withholding taxes to the Company in cash.

The Company will instruct the broker whom it has selected for this purpose to sell shares with a value sufficient to satisfy any remaining withholding taxes.  You agree that the broker selected by the Company may sell a portion of your shares for your account, in accordance with the Company’s instructions, in order to pay the remaining amount of withholding taxes required by law.

Restrictions on Resale

You agree not to sell any shares at a time when applicable laws or the Company’s Securities Trading Policy prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Your grant or this Agreement does not give you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity.  The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Notice of Restricted Stock Award constitute the entire understanding between you and the Company regarding this grant.  Any prior agreements, commitments or negotiations concerning this grant are superseded.  This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS GRANT, YOU AGREE TO ALL OF THE TERMS AND
CONDITIONS DESCRIBED ABOVE, IN THE PLAN AND IN
THE NOTICE OF RESTRICTED STOCK AWARD.